EXHIBIT 2.1












                            ASSET PURCHASE AGREEMENT

                                     between

                               BIRCH BRANCH, INC.
                                    as Seller

                                       and

                              MICHAEL L. SCHUMACHER
                                  as Purchaser














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                                TABLE OF CONTENTS

1.    Purchase and Sale of Assets.............................................1

      1.1.    Purchased Assets................................................1
      1.2.    Excluded Assets.................................................1
      1.3.    Purchase Price for Assets: Allocations..........................1
      1.4.    Payment of Aggregate Price......................................1

2.    Liabilities of Birch Branch Relating to the Purchased Assets............1


3.    Creditor Matters........................................................2


4.    Brokerage Commissions...................................................2


5.    Representations and Warranties..........................................2

      5.1.    Representations and Warranties of Birch Branch..................2
              5.1.1.  Ownership of Birch Branch...............................2
              5.1.2.  Due Organization; Name and Address; Good Standing,
                      Authority of Birch Branch...............................2
              5.1.3.  Authorization and Validity of Agreements................2
              5.1.4.  Agreement Not in Conflict with Other Instruments;
                      Required Approvals Obtained.............................2
              5.1.5.  Disclaimer of Fraudulent Intent.........................3
      5.2.    Representations and Warranties of the Purchaser.................3
              5.2.1.  Due Organization; Good Standing; Power..................3
              5.2.2.  Authorization and Validity of Documents.................3
              5.2.3.  Accepting Purchased Assets "as is" with No Warranties...3

6.    Closing.................................................................4

      6.1.    Time, Date and Place............................................4
      6.2.    Birch Branch's Conditions to Close..............................4
      6.3.    Purchaser's Conditions to Close.................................4
      6.4.    Actions to Be Taken at the Closing..............................4
      6.5.    Contemporaneous Transfer........................................5

7.    Indemnification by Purchaser to Birch Branch............................5

      7.1.    Indemnification by the Purchaser................................5
      7.2.    Survival of Obligation to Indemnify.............................5
      7.3.    Notice and Procedure............................................5

8.    Expenses of Transactions................................................6


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9.    Miscellaneous...........................................................6

      9.1.    Survival of Representations, Warranties and Agreements..........6
      9.2.    Notices.........................................................6
      9.3.    Entire Agreement................................................7
      9.4.    Assignability...................................................7
      9.5.    Binding Effect; Benefit.........................................7
      9.6.    Severability....................................................7
      9.7.    Amendment; Waiver...............................................7
      9.8.    Section Headings................................................7
      9.9.    Counterparts and Facsimile Signatures...........................7
      9.10.   Applicable Law; Jurisdiction and Venue; Service of Process......8
      9.11.   Legal Expenses..................................................8
      9.12.   Remedies........................................................8
      9.13.   Further Assurances..............................................8
      9.14.   Use of Genders..................................................8





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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into and effective as of December 6, 2006, by and among BIRCH BRANCH, INC., a Colorado corporation ("Birch Branch") and MICHAEL L. SCHUMACHER AND/OR ASSIGNS ("Purchaser").

                              EXPLANATORY STATEMENT

     A. Birch Branch owns five lots in Nebraska (the "Business") and has constructed a studio and bed and breakfast on one of the lots with all the real property subject to a first lien in the original principal amount of $430,000 payable to Michael L. Schumacher, the Purchaser, pursuant to this Agreement.

     B. The Purchaser owns or controls shares of no par value common stock of Birch Branch and is an officer and director of Birch Branch.

     C. Purchaser desires to purchase and Birch Branch desires to sell and transfer to Purchaser, substantially all of the assets of Birch Branch used in connection with the Business on the terms and conditions stated herein.

     NOW THEREFORE, for and in consideration of the Explanatory Statement that shall be deemed a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree, represent and warrant as follows:

     1.   Purchase and Sale of Assets.

          1.1. Purchased Assets. Except as and to the extent otherwise provided in Section 1.2 below, Purchaser agrees to purchase from Birch Branch, and Birch Branch agrees to sell, transfer and assign to Purchaser, the real property set forth in attached Exhibit A that is made a part hereof (the "Purchased Assets").

          1.2. Excluded Assets. All other assets owned by Birch Branch other than the Business shall not be sold, but shall be retained by Birch Branch (the "Excluded Assets"). Notwithstanding anything to the contrary set forth in
Section 1.1, the Purchased Assets shall not include any of the Excluded Assets.

          1.3. Purchase Price for Assets: Allocations. The purchase price for the Purchased Assets shall be the transfer to Birch Branch of 12,500 shares of no par value common stock of Birch Branch that is owned by Purchaser together with the cancellation of the Balloon Note dated October 1, 2005 in the original principal amount of $430,000 ("Note") secured by a Deed of Trust encumbering the Purchased Assets and a release by the Purchaser of any and all other liability owed by Birch Branch to the Purchaser (the "Purchase Price").

          1.4. Payment of Aggregate Price. On the terms and subject to the conditions of this Agreement, at Closing the Purchaser shall pay the Purchase Price to Birch Branch by stock assignment, cancellation of the Note and executing a release releasing Birch Branch from any and all liability to Purchaser for any monies loaned by Purchaser to Birch Branch.

     2. Liabilities of Birch Branch Relating to the Purchased Assets. Purchaser assumes and shall be solely liable and responsible for all debts, obligations, duties, and liabilities of Birch Branch relating in any manner to the Purchased Assets incurred prior to Closing and shall indemnify and hold Birch Branch harmless therefrom.


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     3. Creditor Matters. The transactions contemplated by this Agreement are intended by the parties to be a contemporaneous exchange between Birch Branch and the Purchaser and will be accomplished at Closing. The transactions contemplated by this Agreement represent a regularly conducted, noncollusive sale, and have been negotiated by the parties in an arm's length manner with due regard for the respective obligations of the parties and value of the assets transferred.

     4. Brokerage Commissions. Each party hereto represents to the other party that it, he or she, as applicable, has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions reflected hereby.

     5. Representations and Warranties.

          5.1. Representations and Warranties of Birch Branch. Birch Branch represents and warrants to the Purchaser as of the date hereof and as of the Closing on the Closing Date that:

          5.1.1. Ownership of Birch Branch. Birch Branch has the power and authority to sell, assign, transfer and deliver the Purchased Assets to the Purchaser in accordance with the terms of this Agreement, to consummate the transactions contemplated hereby and to enter into the Agreement.

          5.1.2. Due Organization; Name and Address; Good Standing, Authority of Birch Branch. Birch Branch is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Birch Branch has full right, power and authority to own, lease and operate its properties and assets, and to carry on its Business. Birch Branch is duly licensed, qualified and authorized to do business in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it make such licensing, qualification and authorization legally necessary. Birch Branch is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any of the provisions of Birch Branch's Articles of Incorporation, Bylaws, shareholder agreements or any other corporation documents or agreements, amended to the date of this Agreement ("Birch Branch's Corporate Documents").

          5.1.3. Authorization and Validity of Agreements. Birch Branch has the full right, power and authority to execute, acknowledge and deliver this Agreement and to perform the transactions contemplated by this Agreement. The execution, acknowledgment and delivery of this Agreement by Birch Branch and the performance by Birch Branch of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed, acknowledged and delivered by Birch Branch and is the legal, valid and binding obligation of Birch Branch, enforceable against Birch Branch in accordance with its terms, except in each case as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

          5.1.4. Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, acknowledgment, delivery, and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement will not (a) violate or require any consent, approval, or filing under, (i) any common law, law, statute, ordinance, rule or regulation (collectively referred to throughout this Agreement as "Laws") of any federal, state or local government (collectively referred to throughout this Agreement as "Governments") or any agency, bureau, commission, instrumentality or judicial


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body of any Governments (collectively referred to throughout this Agreement as
"Governmental Agencies"), or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which Birch Branch (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of the Purchased Assets pursuant to, (i) Birch Branch's Corporate Documents, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument, document or agreement to which Birch Branch is a party or by which Birch Branch or any of the Purchased Assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which Birch Branch or any of the Purchased Assets is bound; and all permits, licenses and authorizations of any Government or Governmental Agency required to be obtained prior to the Closing, shall have been obtained and shall be in full force and effect as of the Closing Date.

          5.1.5. Disclaimer of Fraudulent Intent. The transactions described in this Agreement have been undertaken by Birch Branch in good faith, considering their obligations to any person or entity to whom Birch Branch owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, claims are called "Creditors" under this paragraph), and have undertaken these transactions without any intent to hinder, delay or defraud any such Creditors, and either have disclosed in the ordinary course of business or will undertake to disclose to all such Creditors the existence of this transaction, and have not and will not conceal this transaction or the proceeds of this transaction from any such Creditors. Birch Branch further represents and warrants that: (i) it will not retain possession or control of any of the property transferred under this Agreement following the Closing; (ii) Birch Branch has not been sued or threatened with suit by any Creditor prior to the execution of this Agreement;
(iii) Birch Branch has not removed or concealed any assets from any Creditors;
(iv) Birch Branch has not incurred any individual or aggregate debt that is significantly greater than the normal and customary debts of Birch Branch in the ordinary course of business; and (v) Birch Branch at Closing believes in good faith that Birch Branch will receive consideration reasonably equivalent to the value of the assets transferred under this Agreement.

          5.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Birch Branch, as of the date hereof and as of the Closing on the Closing Date that:

          5.2.1. Due Organization; Good Standing; Power. The Purchaser has full right, power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

          5.2.2. Authorization and Validity of Documents. The execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed, acknowledged and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser and when executed and delivered, will be legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

          5.2.3. Accepting Purchased Assets "as is" with No Warranties. Purchaser acknowledges and agrees that he is accepting the Purchased Assets in an "as is" condition with no warranties as to title or condition and will accept a "Quit Claim" Deed for the transfer of such property. It is acknowledged by Purchaser that Purchaser has requested and has received all due diligence information Purchaser deemed necessary regarding the Purchased Assets.



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     6. Closing.

          6.1. Time, Date and Place. The closing of the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement (referred to throughout this Agreement as the "Closing") shall take place on December 6, 2006 at a time and place mutually agreeable to the parties. The time, place and date of the Closing are referred to throughout this Agreement as the "Closing Date." The Purchaser shall be solely responsible for and pay any Closing costs associated with the transactions contemplated herein. Further, the Purchaser shall be responsible for all legal fees and costs relating to the preparation and review of this Agreement and the transactions contemplated by this Agreement.

          6.2. Birch Branch's Conditions to Close. Birch Branch's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by Birch Branch (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by the Purchaser in this Agreement):

               6.2.1. All representations and warranties made by the Purchaser in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.

               6.2.2. All covenants, promises and agreements made by the Purchaser in this Agreement and all other actions required to be performed or complied with by the Purchaser under this Agreement prior to or at the Closing shall have been fully performed or complied with by the Purchaser.

          6.3. Purchaser's Conditions to Close. The Purchaser's obligation to close the transactions contemplated hereby at the Closing shall be subject to the complete satisfaction and fulfillment of all of the following conditions precedent, any or all of which may be waived in whole or in part by the Purchaser (but no such waiver of any such condition precedent shall be or constitute a waiver of any covenant, promise, agreement, representation or warranty made by Birch Branch in this Agreement):

               6.3.1. All representations and warranties made by Birch Branch in this Agreement shall be complete and accurate at and as of the Closing on the Closing Date.

               6.3.2. All covenants, promises and agreements made by Birch Branch in this Agreement and all other actions required to be performed or complied with by Birch Branch under this Agreement prior to or at the Closing shall have been fully performed or complied with by Birch Branch.

               6.3.3. If any condition or contingency applicable to Purchaser is not satisfied at or before Closing or if Purchaser shall otherwise exercise any right it may have to terminate this Agreement, then this Agreement shall terminate, each party hereto shall be released and relieved from any further duty, liability or obligation hereunder.

          6.4. Actions to Be Taken at the Closing. At the Closing, the following actions, among others, shall occur:

               6.4.1. Purchaser shall have endorsed and delivered to Birch Branch a stock certificate or a stock power transferring 12,500 shares of Birch Branch common stock to Birch Branch for cancellation.

               6.4.2. Purchaser shall deliver the Note marked "cancelled, paid in full."

               6.4.3. Purchaser shall deliver a Release to Birch Branch releasing Birch Branch from any and all obligations and debts to Purchaser.



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               6.4.4. Birch Branch shall execute and deliver to the Purchaser a quit claim deed transferring and conveying the Purchased Assets to the Purchaser.

          6.5. Contemporaneous Transfer. All transfers, assignments, conveyances and transactions under this Agreement shall be effected contemporaneously and shall be a contemporaneous exchange for present value between Birch Branch and the Purchaser.

     7. Indemnification by Purchaser to Birch Branch.

          7.1. Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold harmless Birch Branch and its officers, directors and shareholders, against and in respect of:

               7.1.1. Any loss, claim, liability, obligation or damage suffered or incurred by Birch Branch resulting from or arising in connection with any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement on the part of Birch Branch or the Purchaser contained in this Agreement;

               7.1.2. Any liability or claim which may be asserted against Birch Branch arising out of, relating to, or in connection with Birch Branch's ownership of it's the Purchased Assets prior to the Closing, or Birch Branch's business or other activities prior to the Closing;

               7.1.3. Any taxes or governmental impositions, arising out of or relating to the transaction contemplated by this Agreement, including without limitation any state or federal income taxes realized as a result of the transfer of the Purchased Assets to the Purchaser; and

               7.1.4. All actions, suits, investigations, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to the foregoing, including, but not limited to, any audit or investigation by any governmental entity.

          7.2. Survival of Obligation to Indemnify. The indemnity obligations of this Section 7 shall survive the Closing and the payment of the consideration therefor for a period of one (1) year from the Closing (or in the case of Section 7.1.2, the expiration of the applicable statute of limitation within which claims may be brought against Birch Branch for such activities, or in the case of Section 7.1.3., three (3) years from the date of filing of any required return), and shall continue thereafter with respect to: (a) matters which the party seeking indemnity hereunder shall have given the other party written notice of as provided herein prior to one (1) year from the Closing; and (b) any claims, actions, suits, investigations or proceedings based on fraud or willful misconduct, willful misrepresentation or willful breach of warranty.

          7.3. Notice and Procedure. Any party claiming indemnity hereunder (hereinafter referred to as the "Indemnified Party") shall give the party against whom indemnity is sought (hereinafter referred to as the "Indemnifying Party") prompt written notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against it in respect of which the Indemnifying Party may be liable because of the indemnity provisions set forth in this Section 7. If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a "Third Party Claim"), the Indemnified Party hereby agrees that, within ten (10) Business Days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will notify the Indemnifying Party in writing of such Third Party Claim.

               7.3.1. The Indemnifying Party shall, within ten (10) Business Days after the date that the Indemnified Party gives notice of a claim (whether a Third Party Claim or otherwise) as provided above, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party.


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               7.3.2. If the claim for indemnity arises in connection with a
Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall have the right, after conceding in writing its obligation of indemnity hereunder, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including providing the Indemnifying Party with reasonable access to such records as may be relevant to its defense. The Indemnifying Party shall be entitled to settle any such Third Party Claim without the prior written consent of the Indemnified Party provided that the Indemnifying Party provides the Indemnified Party with reasonable assurances that the Indemnified Party will be fully indemnified by the Indemnifying Party in connection with any such Third Party Claim. The Indemnified Party shall be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim but elects not to conduct the defense thereof, the Indemnified Party may defend and/or settle such Third Party Claim and shall be entitled to be indemnified for the full amount of such claim and all costs and expenses, including attorneys' fees, incurred in connection therewith pursuant to this Section 7.3.2.

               7.3.3. If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party shall have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other party pursuant to this Section 7.3.3, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

               7.3.4. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party shall, upon the request of the Indemnified Party, pay the full amount of such claim to the Indemnified Party or to the third party asserting such claim as directed by the Indemnified Party. If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party contests its indemnity obligation hereunder, the Indemnified Party shall have the right to defend, settle or take any other action with respect to such claim and thereafter seek indemnity pursuant to this
Section 7.3.4; provided, however, that the Indemnified Party shall not settle any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     8. Expenses of Transactions. All sales, transfer and use taxes incurred in connection with the sale, assignment, transfer and delivery of the Purchased Assets shall be paid by the Purchaser.

     9. Miscellaneous.

          9.1. Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or at or in connection with the Closing) shall survive the execution, acknowledgment and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          9.2. Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

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                  (i)      If to Birch Branch, to:

                           Birch Branch, Inc.
                           2525 Fifteenth Street, Suite 3H
                           Denver, Colorado 80211
                           Attn:  Michael L. Schumacher, President

                  (ii)     If to the Purchaser, to:

                           Michael L. Schumacher
                           2525 Fifteenth Street, Suite 3H
                           Denver, Colorado 80211

or to such other address of which written notice in accordance with this Section
9.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 9.2 and shall be deemed received when given in such manner.

          9.3. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supercedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

          9.4. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, the Purchaser may assign this Agreement to any existing entity owned or controlled by the Purchaser except that upon such assignment, the Purchaser, Michael L. Schumacher shall no be released from any representation, indemnification, duty, liability or obligation hereunder.

          9.5. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

          9.6. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          9.7. Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

          9.8. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          9.9. Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile signature shall be deemed an original signature for all purposes.


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          9.10. Applicable Law; Jurisdiction and Venue; Service of Process. This
Agreement was made in the State of Colorado, and shall be governed by, construed, interpreted and enforced in exclusive accordance with the laws of the State of Colorado.

          9.11. Legal Expenses. If any legal action is commenced to enforce any provision of this Agreement, the prevailing party in such legal action shall be entitled to receive, in addition to any damages or other legal remedy, his, her or its legal costs including but not limited to legal fees, court costs and expert fees, incurred in such action.

          9.12. Remedies. The parties hereto acknowledge that in the event of a breach of this Agreement, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available by law, in equity, by statute or otherwise.

          9.13. Further Assurances. Birch Branch agrees to execute, acknowledge and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the Purchaser may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

          9.14. Use of Genders. Whenever used in this Agreement, the singular shall include the plural and vice versa, and the use of any gender shall include all genders and the neuter.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Asset Purchase Agreement on the date first above written.

PURCHASER:                                 BIRCH BRANCH:

                                           Birch Branch, Inc.


/s/ Michael L. Schumacher                  By:  /s/ Michael L. Schumacher
---------------------------------              --------------------------------
Michael L. Schumacher                          Michael L. Schumacher, President





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